ANTARES PHARMA REPORTS THIRD QUARTER 2009
FINANCIAL AND OPERATING RESULTS

EWING, NJ, November 9, 2009 -- Antares Pharma, Inc. (NYSE Amex: AIS) today reported financial and operating results for the third quarter ended September 30, 2009.

Recent Highlights:

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Third quarter 2009 revenue increased 47.0% to $2.0 million from $1.4 million in the same quarter in 2008.  For the nine months ended September 30, 2009, the Company’s total revenue increased 47.2% to $5.7 million from $3.9 million in the first nine months of 2008.

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In August 2009, Antares’ partner, Teva Pharmaceutical Industries Ltd., launched the TjetTM needle-free injector system for the administration of Tev-Tropin® [somatropin (rDNA) for injection] brand human growth hormone resulting in initial product sales and an undisclosed milestone payment for the Company.

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In July 2009, Antares received a payment of approximately $4.0 million from Teva for the commercial development of an auto-injector device, which is the second in a series of products to move forward with Teva, for an undisclosed product using Antares’ Vibex™ Autoinjector platform.

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During the quarter, Antares raised total gross proceeds of $11.5 million through two separate registered direct stock offerings. Proceeds from the second offering were used to pay off the remaining $3.0 million principle balance on its credit facility.

•	Continued to progress Anturol Phase 3 program; patient enrolment approximately 80% complete.

Paul K. Wotton, Ph.D., President and Chief Executive Officer, stated, “We are pleased with the considerable progress we made in the quarter.  Teva’s launch of the TjetTM needle-free injector system for administration of Tev-Tropin® provides us with a new source of product revenue and additional validation of Antares’ injector technology.  In addition, Teva’s commitment to commercial development of a product using our Vibex™ Autoinjector platform is another significant step toward future product revenue growth.”  Dr. Wotton continued, “In the third quarter we also substantially strengthened our balance sheet.  The equity raised allowed us to pay off our credit facility and provides us with funding necessary to complete the Phase 3 study for AnturolTM.”

For the quarter ended September 30, 2009, the Company’s reported total revenue increased to $2.0 million from $1.4 million in the third quarter of 2008.  For the nine months ended September 30, 2009, the Company’s total revenue increased to $5.7 million from $3.9 million in the first nine months of 2008.  Product revenue decreased in the third quarter to $923,000 compared to $996,000 in the prior year and increased to $2.9 million in the first nine months of 2009 from $2.7 million in the prior year.  Product sales increases which were due to initial shipments to Teva in connection with the launch of the TjetTM needle-free injector system offset decreases in sales to our European partner Ferring Pharmaceuticals as a result of inventory management at Ferring.

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Total operating expenses were approximately $3.4 million and $3.8 million for the three months ended September 30, 2009 and 2008, respectively, and were approximately $10.4 million and $11.9 million for the first nine months of 2009 and 2008, respectively.  The decreases were primarily due to our ongoing efforts to reduce general overhead expenses.

For the quarter ended September 30, 2009, the Company reported a net loss of $2.9 million, or $0.04 per share, compared to a net loss of $3.2 million, or $0.05 per share for the same period in 2008. For the nine months ended September 30, 2009 the Company reported a net loss of $7.9 million, or $0.11 per share, compared to a net loss of $9.9 million, or $0.15 per share for the same period in 2008. At September 30, 2009 Antares held approximately $15.6 million in cash and cash equivalents.

Conference Call, Call Replay and Webcast

Dr. Paul K. Wotton, President and Chief Executive Officer, and Robert F. Apple, Executive Vice President and Chief Financial Officer, will provide a company update and review third quarter 2009 results via webcast and conference call on Monday, November 9, 2009, at 4:30 PM Eastern Standard Time (EST). A webcast of the call will be available from the investors/media section of the Company's web site at www.antarespharma.com. Alternatively, callers may participate in the conference call by dialling 1-800-762-8908 (US), or 1-480-629-9774 (International).  Participants should reference the Antares Pharma conference call. Webcast and telephone replays of the conference call will be available approximately two hours after the completion of the call through 12 PM (EST) on November 23, 2009. To access the replay, callers should dial 1-800-406-7325 (US) or 1-303-590-3030 (International) and enter passcode 4181042.

About Antares Pharma

Antares Pharma focuses on self-injection delivery technologies and topical gel-based pharmaceutical products.  The company’s subcutaneous injection technology platforms include VibexTM disposable pressure-assisted auto injectors, ValeoTM/Vision® reusable needle-free injectors, and disposable multi-use pen injectors.  In the injector area, Antares Pharma has a multi-product deal with Teva Pharmaceuticals Industries, Ltd that includes Tev-Tropin® human growth hormone and a partnership with Ferring Pharmaceuticals.  In the gel-based area, the company’s lead product candidate, Anturol™, an oxybutynin ATD™ gel for the treatment of OAB (overactive bladder), is currently under evaluation in a pivotal Phase 3 trial.  Antares also has a partnership with BioSante that includes LibiGel® (transdermal testosterone gel) in Phase 3 clinical development for the treatment of female sexual dysfunction (FSD), and Elestrin™ (estradiol gel) indicated for the treatment of moderate-to-severe vasomotor symptoms associated with menopause, and currently marketed in the U.S. Antares Pharma has corporate headquarters in Ewing, New Jersey, with subsidiaries performing research, development, manufacturing and product commercialization activities in Minneapolis, Minnesota and Basel, Switzerland.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements related to the Company’s future financial performance, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," anticipates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others statements about future product revenue growth, difficulties or delays in the initiation, progress, or completion of its product developemnt, clinical trials, including the phase 3 trial of Anturol, whether

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caused by competition, adverse events, investigative site initiation rates, patient enrolment rates, regulatory issues, or other factors; that clinical trials may not demonstrate that Anturol is both safe and effective for the treatment of patients with overactive bladder syndrome; that the safety and/or efficacy results of the phase 3 trial of Anturol may not support an application for marketing approval in the United States or any other country; that an application for marketing approval may not be accepted for review or at all by the FDA or any other regulatory authority; and that the Company may lack the financial resources and access to capital to fund clinical trials. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and in the Company's other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contacts:
Antares Pharma, Inc.	Westwicke Partners, LLC
Robert F. Apple	John Woolford
Chief Financial Officer	(443) 213-0506
(609) 359-3020	john.woolford@westwicke.com

TABLES FOLLOW

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ANTARES PHARMA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	September 30, 2009	December 31, 2008
Assets	(unaudited)
Cash and investments	$15,556	$13,096
Accounts receivable	515	1,335
Patent rights	710	645
Goodwill	1,095	1,095
Other assets	3,516	3,740
Total Assets	$21,392	$19,911

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$3,631	$3,486
Deferred revenue	6,746	4,238
Notes payable and capital leases	86	4,944
Stockholder’s equity	10,929	7,243
Total Liabilities and Stockholders’ Equity	$21,392	$19,911

ANTARES PHARMA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share amounts)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
Product sales	$923	$996	$2,916	$2,679
Other revenue	1,118	393	2,813	1,214
Total Revenue	2,041	1,389	5,729	3,893

Cost of revenue	1,212	596	2,544	1,583
Gross Profit	829	793	3,185	2,310

Research and development	2,005	2,153	5,957	5,911
Sales, marketing and business development	174	347	726	1,352
General and administrative	1,262	1,319	3,716	4,642
Total Operating Expenses	3,441	3,819	10,399	11,905

Operating loss	(2,612)	(3,026)	(7,214)	(9,595)

Other income and expenses, net	(282)	(163)	(670)	(352)

Net loss	$(2,894)	$(3,189)	$(7,884)	$(9,947)

Basic and diluted net loss per common share	$(0.04)	$(0.05)	$(0.11)	$(0.15)

Basic and diluted weighted average common shares outstanding	75,871	67,980	70,702	66,980

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